CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 29, 2013, relating to the financial statements and financial highlights which appear in the June 30, 2013 Annual Reports to Shareholders of JPMorgan SmartRetirement® Blend Income Fund, JPMorgan SmartRetirement® Blend 2015 Fund, JPMorgan SmartRetirement® Blend 2020 Fund, JPMorgan SmartRetirement® Blend 2025 Fund, JPMorgan SmartRetirement® Blend 2030 Fund, JPMorgan SmartRetirement® Blend 2035 Fund, JPMorgan SmartRetirement® Blend 2040 Fund, JPMorgan SmartRetirement® Blend 2045 Fund, JPMorgan SmartRetirement® Blend 2050 Fund, JPMorgan SmartRetirement® Blend 2055 Fund, and JPMorgan SmartAllocation Equity Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

October 28, 2013